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                                                                EXHIBIT 10.27

                                 TWELFTH AMENDMENT TO
                   AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                                     AND WAIVER

     THIS TWELFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER (the "Amendment") is dated as of November 30, 1998, and is by and among AMERICABLE, INC., a Minnesota corporation ("Americable"), CABLE DISTRIBUTION SYSTEMS, INC., a Georgia corporation ("Cable") (Americable and Cable are hereinafter each individually referred to as an "Original Borrower" and collectively as the "Original Borrowers"), ENSTAR NETWORKING CORPORATION, a Minnesota corporation ("ENC") (Americable, Cable and ENC are hereinafter each individually referred to as an "Borrower" and collectively as the "Borrowers") and U.S. BANK NATIONAL ASSOCIATION, a national banking association and the successor by merger with First Bank National Association, (the "Bank"). Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement hereinafter described.

                                           RECITALS

     WHEREAS, the Original Borrowers and the Bank are parties to an Amended and Restated Loan and Security Agreement, dated as of June 1, 1993, as amended by a First Amendment dated as of November 29, 1993, a Waiver, a Second Amendment dated March 3, 1995, a Third Amendment dated May 31, 1996, a letter amendment dated June 28, 1996, a letter amendment dated July 31, 1996, a Sixth Amendment dated as of August 9, 1996, a Seventh Amendment dated as of May 29, 1997, an Eighth Amendment dated as of September 30, 1997, a Ninth Amendment dated as of March 5, 1998 and a Tenth Amendment dated as of June 30, 1998 (as so amended, the "Loan Agreement");

     WHEREAS, the Borrowers have requested and the Bank has agreed further to amend the Loan Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE 1 - AMENDMENTS TO THE LOAN AGREEMENT

     1.1 Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is hereby amended as follows:

          (a) Section 1.1 is amended to delete the date "September 30, 1998," appearing in the definition of the "Termination Date" and the date "October 31, 1999" is substituted therefor;

          (b)   Section 2.1(c) is amended in its entirety to read as follows:





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                "(c) The Revolving Loans shall be constituted of Eurodollar
          Advances and Reference Rate Advances, as shall be selected by the Borrower; provided, that no new Eurodollar Advances will be made after November 30, 1998, no Reference Rate Advance may be converted into a Eurodollar Advance after that date and no Eurodollar Advance existing on that date may be continued as a Eurodollar Advance after the end of its then effective Interest Period."

          (c) Section 2.5(a) is amended by adding the following as the last sentence thereof:

                "Notwithstanding anything to the contrary set forth in this
          Section 2.5(a), no Eurodollar Advance shall be obtained after November 30, 1998."

          (d) Section 2.13 is amended by adding the following as the last sentence thereof:

                "Notwithstanding anything to the contrary set forth in this
          Section 2.13, no Reference Rate Advance may be converted into a Eurodollar Advance after November 30, 1998 and no existing Eurodollar Advance may be continued as a Eurodollar Advance after the end of its then effective Interest Period."

          (e)   Section 6.2 is amended in its entirety to read as follows:

                "6.2 Sale of Assets. Sell, transfer, convey, lease, assign or otherwise dispose (with or without recourse) of: (a) any of the 1,025,000 shares of CorVel Corporation's common stock (the 'CorVel Stock') owned by Americable; or (b) any of its other assets (including, without limitation, any Accounts Receivable, instruments or chattel paper) except for sales and leases of Inventory in the ordinary course of business."

          (f)   Section 6.8 is amended in its entirety to read as follows:

                "6.8 Restricted Payments. Purchase or redeem any shares of its stock, declare or pay any dividends thereon (other than stock dividends and dividends payable to Americable), make any distribution to stockholders as such (other than Americable) or set aside any funds for any such purpose, and not prepay, purchase or redeem any subordinated Indebtedness of the Borrower or any Subsidiary; provided, however, that, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, Americable may make payments to ENStar: (a) with respect to any tax obligation of Americable or any of its Subsidiaries actually paid by ENStar (less any refund actually received by ENStar); and (b) of an additional amount not to exceed in the aggregate, the sum of the






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          following amounts received by Americable after February 28, 1997: (i)
          cash dividends received by Americable with respect to the CorVel Stock; and (ii) net cash proceeds received by Americable from the sale of the CorVel Stock permitted by Section 6.2 except that all such cash proceeds received by Americable after November 1, 1998 shall be paid to the Lender for application to the Obligations in such order as Lender may elect and, if any such net proceeds are applied to the Advances, then such applied amount shall reduce the Credit Amount.
          Any Excess Cash Flow which is not paid to the Borrower in the next succeeding fiscal year may not be included in the determination of Excess Cash Flow for such fiscal year."

          (g) Supplement A (Amended 3/98) attached to the Loan Agreement is hereby deleted and Supplement A (Amended 11/98) attached to this Amendment is substituted therefor. All references in the Loan Agreement to "Supplement A" shall be references to Supplement A (Amended 11/98).

          (h) The Borrowing Base Certificate attached to the Loan Agreement as Exhibit A (Amended 8/9/96) is hereby amended to conform to Exhibit A (Amended 11/98) attached to this Amendment.

     1.2 Construction. All references in the Loan Agreement to "this Agreement," "herein" and similar references shall be deemed to refer to the Loan Agreement as amended by this Amendment.

                       ARTICLE II - REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Loan Agreement as amended hereby, the Borrowers hereby warrant and represent to the Bank that: (a) The execution, delivery and performance by the Borrowers of this Amendment and any other documents to which the Borrower is a party have been duly authorized by all necessary corporate or partnership action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to such Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable, to such Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property; (b) The Loan Agreement as amended by this Amendment is the legal, valid and binding obligations of each Borrower and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights or creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.




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                      ARTICLE III - CONDITIONS AND EFFECTIVENESS

     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

          3.1 Before and after giving effect to this Amendment, the representations and warranties in ARTICLE IV of the Loan Agreement shall be true and correct as though made on the date hereof except for changes that are permitted by the terms of the Loan Agreement. The execution by the Borrowers of this Amendment shall be deemed a representation that the Borrowers have complied with the foregoing condition.

          3.2 Before and after giving effect to this Amendment, no Event of Default or no Default, shall have occurred and be continuing under the Loan Agreement except for those expressly waived by the terms hereof. The execution by the Borrowers of this Amendment shall be deemed a representation that the Borrowers have complied with the foregoing condition.

          3.3 The Bank shall have received the following documents appropriately completed and duly executed by the Borrowers and the other Obligors where appropriate and shall have received the other items described herein:

               (a) This Amendment appropriately completed and duly executed by the Borrowers, together with a resolution of each of the Borrowers authorizing the execution and delivery of this Amendment in form and substance satisfactory to the Bank;

               (b) An Acknowledgement and Consent duly executed by ENStar in form and substance satisfactory to the Bank;

               (c)   A $15,000 extension fee in immediately available funds;
     and

               (d) Such other approvals, opinions or documents, as the Bank may reasonably request.

                              ARTICLE IV - GENERAL

          4.1 Expenses. The Borrowers jointly and severally agree to reimburse the Bank upon demand for all reasonable expenses, including reasonable fees of attorneys (who may be employees of the Bank) and legal expenses incurred by the Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrowers hereunder, and to jointly and severally pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrowers shall survive any termination of the Loan Agreement.




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          4.2  Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

          4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

          4.5 Successors: Enforceability. This Amendment shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          4.6 Recitals. The recitals hereto are incorporated herein by reference and constitute and integral part of this Amendment.

          4.7 Acknowledgement and Release. In order to induce the Bank to enter into this Amendment, the Borrowers: (a) represent and warrant to the Bank that no events have taken place and no circumstances exist at the date hereof which would give the Borrowers the right to assert a defense, offset or counterclaim to any claim by the Bank for payment of the Obligations; and (b) hereby releases and forever discharges the Bank and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Bank or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Loan Documents and the transactions related thereto.













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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                     AMERICABLE, INC., a Minnesota Corporation

                                     By:  /s/ Thomas S. Wargolet
                                          ----------------------
                                          Thomas S. Wargolet
                                          Vice President, Finance


                                     CABLE DISTRIBUTION SYSTEMS, INC.,
                                     a Georgia Corporation

                                     By:  /s/ Thomas S. Wargolet
                                          ----------------------
                                          Thomas S. Wargolet
                                          Vice President, Finance

>                                    ENSTAR NETWORKING CORPORATION,
                                     a Minnesota Corporation

                                     By:  /s/ Thomas S. Wargolet
                                          ----------------------
                                          Thomas S. Wargolet
                                          Vice President, Finance


                                     U.S. BANK NATIONAL ASSOCATION,
                                     f/k/a First Bank National Association

                                     By:  /s/ Kim Leppanen
                                          ----------------------
                                          Kim Leppanen
                                          Assistant Vice President


















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                                   SUPPLEMENT A
                                        to
                    AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                            Dated as of JUNE 1, 1993 Among
                    U.S. BANK NATIONAL ASSOCIATION, as the successor
            by merger with First Bank National Association (the "Bank") and
                  AMERICABLE, INC., CABLE DISTRIBUTION SYSTEMS, INC.
                         and ENSTAR NETWORKING CORPORATION
                          (collectively, the "Borrowers")
                                    (AMENDED 11/98)


1. Loan Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Amended and Restated Loan and Security Agreement, dated as of June 1, 1993, among the Borrowers and the Bank (together with all amendments, modifications and supplements thereto, the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have the meanings given such terms in the Loan Agreement unless the context other requires.

2.  Credit Amount; Borrowing Base.

         2.1 Credit Amount. The maximum amount of Revolving Loans which the Bank will make available to the Borrowers shall not exceed THREE MILLION AND NO/100 DOLLARS ($3,000,000) (such amount is herein called the "Credit Amount") (unless such amount is increased by the Bank in its sole and absolute discretion).

         2.2  Borrowing Base.

    The term "Borrowing Base," as used herein, shall mean:

              (a) an amount of up to 80% of the net amount (as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrowers' Eligible Accounts Receivable; provided, that the 80% borrowing base percentage shall be reduced to 75% on May 1, 1999;

     provided further, however, that the Bank, in its sole discretion, may: (x) limit the amount of ENC's Eligible Accounts Receivable included in the consolidated Borrowing Base for all Borrowers to an amount which does not exceed the sum of the outstanding principal balance of Advances obtained by ENC directly from the Bank or obtained by any other Borrower and disbursed to, or for the benefit of ENC; and/or (y) require that the Borrowing Base be separately calculated for each of Americable and ENC and that the Advances made to such Borrower be limited to such Borrower's Borrowing Base.







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         2.3  Bank's Rights.  The Borrowers agree that nothing contained in this
    Supplement A (a) shall be construed as the Bank's agreement to resort or look to a particular type or item of Collateral as security for any specific Loan or advance or in any way limit the Bank's right to resort to any or all of the Collateral as security for any of the obligations, (b) shall be deemed to limit or reduce any lien on or any security interest in or upon any portion of the Collateral or other security for the Obligations or (c) shall supersede Section 2.10 of the Loan Agreement.

3.  Interest.

         3.1 Revolving Loans. The unpaid balance of the Revolving Loans shall bear interest to maturity as follows:

              (a) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus 2.50% per annum.

              (b) Reference Rate Advances. The unpaid principal amount of Revolving Loans accruing interest as Reference Rate Advances shall bear interest prior to maturity as follows: (i) on that portion of the aggregate outstanding principal of the Revolving Loans which is equal to or less than $2,500,000, at a rate per annum equal to the Reference Rate; and (ii) on that portion of the aggregate outstanding principal of the Revolving Loans which exceeds $2,500,000, at a rate per annum equal to the sum of the Reference Rate plus one-half of one percent (0.50) per annum.

         3.2 Default Rate. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus four percent (4%) or (ii) two percent (2%) above the rate in effect at the time such amount became due for such past due amount.

         3.3 Overdraft Loans; Over Advances. Overdraft Loans and over Advances shall bear interest at the rate(s) determined pursuant to Section 2.8 or
    Section 2.9 of the Original Agreement, as applicable.





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4.  Eligible Account Receivable Data.

         (a) The Account Receivable must not be unpaid on the date that is 90 days after the date of the invoice evidencing such Account Receivable.

         (b) If invoices representing 10% or more of the unpaid net amount of all Accounts Receivable from any one Account Debtor are unpaid more than 90 days after the dates of the invoices evidencing such Accounts Receivable, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

5. Additional Covenants. From the date of the Loan Agreement and thereafter until all of the Borrowers' Obligations under the Loan Agreement are paid in full, the Borrowers agree that, unless the Bank shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

         5.1  Tangible Capital Base.

         5.2  Leverage Ratio.

         5.3  Interest Coverage Ratio.

         5.4 Capital Expenditures. Make Capital Expenditures in an amount exceeding: (a) $1,000,000 during Americable's fiscal year ended December 31, 1998, or (b) $750,000 during Americable's fiscal year ending December 31, 1999; determined on a consolidated basis for the Borrowers only (excluding Transition).

         5.5 Fiscal Month Loss. Sustain, at any fiscal month-end, commencing as of October 31, 1998, a loss before taxes computed on a consolidated basis for Americable and its consolidated Subsidiaries in accordance with GAAP greater than $100,000 for the relevant fiscal month; provided, however, that if the consolidated loss before taxes for any fiscal month exceeds $100,000, then Borrowers, by no later than 10 days after submitting its financial statements for such fiscal month to Bank, shall obtain a capital contribution from ENStar in amount equal to double the amount by which the consolidated loss before taxes exceeds $100,000.

Borrowers' Initials
                     ------
                     ------
                     ------
Bank's Initials
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Date: November 30, 1998